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                                                            Exhibit 4A
                              ALTRON INCORPORATED

                             1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


    1.  PURPOSE
        -------

    The purpose of this Altron Incorporated 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors who are not employees (sometimes referred to herein collectively as "Participants") of Altron Incorporated ("Altron") for the benefit of Altron and its stockholders and to provide additional incentive for such Participants to continue to work in the best interests of Altron and its stockholders through continuing ownership of its common stock.

    2.  SHARES SUBJECT TO THE PLAN
        --------------------------

    The total number of shares of common stock, par value $0.05 per share ("Shares"), of Altron for which options may be granted under the Plan shall not exceed 50,000 in the aggregate, subject to adjustment in accordance with Section 9 hereof.

    3.  ELIGIBILITY; GRANT OF OPTION
        ----------------------------

    Each of Thomas M. Claflin, II, Daniel A. Cronin, Jr., and Anthony J. Medaglia, Jr., who are the three current directors of Altron who are not otherwise employees of Altron or any subsidiary, and upon their election to the Board of Directors
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of Altron (the "Board"), all new non-employee directors duly elected in the five year period commencing on the date of the adoption of the Plan, shall be granted an option to acquire ten thousand (10,000) Shares under the Plan. The date of grant for such options granted to the three current non-employee directors named above shall be the date of adoption of the Plan by the Board, but such options shall become effective as of such date of grant only upon shareholder approval of this Plan in accordance with Section 13 hereof. The options shall be non-qualified options not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The date of grant for each subsequently elected non-employee director shall be the date of election.

    4.  OPTION AGREEMENT
        ----------------

    Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of Altron and by the director to whom such option is granted, which Agreements shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of Altron during the term for which he was elected.

    5.  OPTION EXERCISE PRICE
        ---------------------

    Subject to the provisions of Section 9 hereof, the option exercise price for the options granted to the three current non-employee directors named above, and to any subsequently

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elected non-employee director, under the Plan shall be the fair market value of the Shares of the common stock of Altron covered by the option on the date of grant of the option. For the purposes hereof and Section 6(b), the fair market value of the common stock of Altron shall be the mean between the high and low sales prices of the common stock of Altron on the NASDAQ National Market System as reported in the Wall Street Journal on the date of grant for the immediately preceding business day, provided that if the common stock of Altron is not listed on or actually trading on the NASDAQ National Market System, fair market value shall be determined in good faith by the Board, and provided further, that for options granted on the date of adoption of the Plan the fair market value shall be the mean between the high and low sales prices of the common stock of Altron on the NASDAQ National Market System as reported on the date of adoption by the Board in the Wall Street Journal for the immediately preceding business day.

    6.  TIME AND MANNER OF EXERCISE OF OPTION
        -------------------------------------

    (a) Options granted under the Plan shall, subject to the provisions of
Section 7, be exercisable as provided in this Section 6(a). The options shall not be exercisable prior to the expiration of one year after the date of grant. Thereafter, the options shall be exercisable as follows:

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
                                             Percentage of
                                            Shares Becoming     Cumulative
                                             Available for      Percentage
      On or After                               Exercise        Available
      -----------                           ---------------     ----------
One Year from the Date of Grant                    20%             20%

Two Years from the Date of Grant                   20%             40%

Three Years from the Date of Grant                 20%             60%

Four Years from the Date of Grant                  20%             80%

Five Years from the Date of Grant                  20%            100%

provided, however, that no option granted under the Plan may be exercised prior to approval of the Plan by the stockholders of Altron.

    (b) To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time by giving written notice to Altron, signed by the person or persons exercising the option, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in cash or in whole or in part in Shares of the common stock of Altron already owned for a period of at least six months by the person or persons exercising the option, valued at fair market value, as determined under
Section 5 hereof, on the date of exercise; provided, however, that there shall be no such exercise at any one time as to fewer than two hundred fifty (250) Shares or all of the remaining Shares then purchasable by the person or persons exercising the option, if fewer than two hundred

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fifty (250) Shares. Upon such exercise, delivery of a certificate for paid-up non-assessable Shares shall be made at the principal Massachusetts office of Altron to the person or persons exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by Altron, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by Altron and the person or persons exercising the option.

    7.   TERM OF OPTIONS
         ---------------
    (a) Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

    (b) In the event of the death of an optionee, the option granted to such optionee may be exercised, to the extent the optionee was entitled to do so on the date of such optionee's death, by the estate of such optionee or by any person or persons who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of such optionee. Such option may be exercised at any time within one (1) year after the date of death of such optionee, at which time the option shall terminate, or prior to the date on which the option otherwise expires by its terms, whichever is earlier.

    (c) In the event that an optionee ceases to be a director of Altron the option granted to such optionee may be exercised by him, but only to the extent that under Section 6 hereof the

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right to exercise the option has accrued and is in effect on the date that the optionee ceases to be a director. Such option may be exercised at any time within thirty (30) business days after the date such optionee ceases to be a director of Altron, at which time the option shall terminate, but in any event prior to the date on which the option expires by its terms, whichever is earlier, unless termination as a director (a) was by Altron for cause, in which case the option shall terminate immediately at the time the optionee ceases to be a director of Altron, (b) was because the optionee has become disabled (within the meaning of Section 22(e)(3) of the Code), or (c) was by reason of the death of the optionee. In the case of death, see Section 7(b) above. In the case of disability, the option may be exercised, to the extent exercisable under
Section 6 hereof at the time that such optionee ceased to be a director, at any time within one (1) year after the date of termination of the optionee's directorship with Altron, at which time the option shall terminate, but in any event prior to the date on which the option otherwise expires by its terms, whichever is earlier.

    8.   OPTIONS NOT TRANSFERABLE
         ------------------------

    The right of any optionee to exercise an option granted to him under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations

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order as defined by the Code or Title I of the Employee Retirement Income
Security Act, or the rules thereunder. Any option granted under the Plan shall be exercisable during the lifetime of such optionee only by him. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

    9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
         ------------------------------------------

    In the event that the outstanding Shares of the common stock of Altron are changed into or exchanged for a different number or kind of shares or other securities of Altron or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event, and such adjustment in outstanding options shall be made without change in the total

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price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

    10.  RESTRICTIONS ON ISSUE OF SHARES
         -------------------------------

    Notwithstanding the provisions of Section 6 hereof, Altron may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

         (i) the Shares with respect to which an option has been exercised are at the time of the issue of such Shares effectively registered under applicable Federal and state securities acts now in force or hereafter amended; or

         (ii) counsel for Altron shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable Federal and state securities acts now in force or hereafter amended.

    It is intended that all exercises of options shall be effective. Accordingly, Altron shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that Altron shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of Shares in respect of which any option may be exercised, except as otherwise agreed to by Altron in writing.

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    11.  RIGHTS OF HOLDER ON PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION
         --------------------------------------------------------------------

    Unless the Shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, Altron shall be under no obligation to issue any Shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to Altron which is satisfactory in form and scope to counsel to Altron and upon which, in the opinion of such counsel, Altron may reasonably rely, that he is acquiring the Shares issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed upon the securities so issued. In the event that Altron shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any Shares with respect to which an option shall have been exercised, or to qualify any such Shares for exemption from the Securities Act of 1933 or other applicable statutes, then Altron shall take such action at its own expense and may

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require from each optionee such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to Altron and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

    12.  LOANS PROHIBITED
         ----------------

    Altron shall not, directly or indirectly, lend money to an optionee or to any person or persons entitled to exercise an option by reason of the death of an optionee for the purpose of assisting him or them in the acquisition of Shares covered by an option granted under the Plan.

    13.  APPROVAL OF STOCKHOLDERS
         ------------------------

    The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the securities of Altron present or represented and entitled to vote at a duly held stockholders' meeting, or by written consent of all of the stockholders, and shall take effect immediately as of its date of adoption upon such approval.

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    14.  EXPENSES OF THE PLAN
         --------------------

    All costs and expenses of the adoption and administration of the Plan shall be borne by Altron, and none of such expenses shall be charged to any optionee.

    15.  TERMINATION AND AMENDMENT OF PLAN
         ---------------------------------

    Unless sooner terminated as herein provided, the Plan shall terminate six
(6) years from the date upon which the Plan was duly approved by the stockholders. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that, except as provided in Section 9 hereof, no modification or amendment to the provisions of the Plan may be made more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, if the effect of such amendment or modification would be to change (i) the requirements for eligibility under the Plan, (ii) the timing of the grants of options to be granted under the Plan or the exercise price or vesting schedule thereof, or (iii) the number of Shares subject to options to be granted under the Plan either in the aggregate or to one director. Any amendment to the provisions of the Plan which (i) materially increases the number of Shares which may be subject to options granted under the Plan, (ii) materially increases the benefits accruing to Participants under the Plan, or (iii) materially modifies the requirement for eligibility to

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participate in the Plan, shall be subject to approval by the stockholders of
Altron obtained in the manner stated in Section 13 hereof. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his rights under an option previously granted to him.

    16.  LIMITATION OF RIGHTS IN THE OPTION SHARES
         -----------------------------------------

    An optionee shall not be deemed for any purpose to be a stockholder of Altron with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the optionee.

    17.  NOTICES
         -------

    Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to Altron, to its principal place of business, Attention: President, and, if to an optionee, to the address as appearing on the records of Altron.

    18.  COMPLIANCE WITH RULE 16b-3.
         ---------------------------

    It is the intention of Altron that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Act") and that Participants remain disinterested persons for purposes of administering other employee benefit plans of Altron and having

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transactions under such other plans be exempt from Section 16(b) of the Act.
Therefore, if any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provisions would disqualify Participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.


APPROVED BY THE STOCKHOLDERS:     May 25, 1995
                               ------------------------------



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